Exhibit 99.1

Investor News Release	Celanese Corporation
Investor Relations
1601 West LBJ Freeway
Dallas, Texas 75234-6034

Mark Oberle
Phone: +1 972 443 4464
Fax: +1 972 332 9373
mark.oberle@celanese.com
Celanese Announces Entry into Credit Facility and Expiration of Tender Offers for its Subsidiaries’ Senior Discount Notes and Senior Subordinated Notes
Dallas, April 3, 2007 — Celanese Corporation (NYSE: CE), a global hybrid chemical company, today announced that on April 2, 2007 it entered into a new Credit Facility of approximately $3,678 million, consisting of $2,280 million of U.S. Dollar-denominated and €400 million of Euro-denominated new Term Loans due 2014, a $650 million Revolving Credit Facility terminating in 2013 and a $228 million Credit-Linked Revolving Facility terminating in 2014.
Borrowings under the new Credit Facility bear interest at a variable interest rate based on LIBOR (for U.S. Dollars) or EURIBOR (for Euros), as applicable, or, for U.S. Dollar denominated loans under certain circumstances, a base rate, in each case plus an applicable margin. The applicable margin for the Term Loans and any loans under the Credit-Linked Revolving Facility is currently 1.75% above LIBOR or EURIBOR, as applicable, and the applicable margin for loans under the Revolving Credit Facility is currently 1.50% above LIBOR or EURIBOR, as applicable.
In connection with the new Credit Facility, Celanese retired its existing $2,450 million Credit Facility, which consisted of approximately $1,622 million of Term Loans due 2011, a $600 million Revolving Credit Facility terminating in 2009 and approximately $228 million of Credit-Linked Revolving Facility terminating in 2009.

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Celanese also announced the expiration, as of 12:00 midnight, New York City time, on April 2, 2007, of its subsidiaries’ previously announced tender offers for any and all of the Senior Discount Notes of Crystal US Holdings 3 L.L.C. and Crystal US Sub 3 Corp. (together, the “Crystal entities”) and any and all of the Senior Subordinated Notes of Celanese US Holdings LLC (formerly BCP Crystal US Holding Corp.). The tender offers and the consent solicitations are described in the Offer to Purchase and Consent Solicitation Statement dated March 6, 2007.
The companies have accepted for payment all notes validly tendered and not validly withdrawn pursuant to the tender offers. A portion of the proceeds from the new Credit Facility will be used to pay part of the consideration for the tender offers.
As of the expiration of the offers, the Crystal entities had received tenders of notes and deliveries of consents from holders of approximately $553.1 million aggregate principal amount of the Senior Discount Notes (representing 99.8% of the outstanding principal amount thereof). As of the expiration of the offers, Celanese US Holdings LLC had received tenders of notes and deliveries of consents from holders of approximately $793.1 million aggregate principal amount of U.S. Dollar denominated Senior Subordinated Notes (representing 99.6% of the outstanding principal amount thereof) and approximately €121.8 million aggregate principal amount of Euro denominated Senior Subordinated Notes (representing 93.7% of the outstanding principal amount thereof).
The information agent for the debt tender offers and consent solicitations and tender agent for the U.S. Dollar denominated notes was D.F. King & Co., Inc. The Euro denominated notes tender agents were Deutsche Bank AG, London Branch and Deutsche Bank Luxembourg S.A. The joint-lead dealer managers for the debt tender offers were Merrill Lynch & Co. and Deutsche Bank Securities Inc.

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This press release does not constitute an offer or solicitation to purchase or a solicitation of consents with respect to the notes. That offer or solicitation was made only by means of the Offer to Purchase and Consent Solicitation Statement. The tender offers did not constitute a public tender offer for the purchase of notes or a public offering of financial instruments to any person to whom it is unlawful to make such an offer.
About Celanese:
As a global leader in the chemicals industry, Celanese Corporation makes products essential to everyday living. Our products, found in consumer and industrial applications, are manufactured in North America, Europe and Asia. Net sales totaled $6.7 billion in 2006, with over 60% generated outside of North America. Known for operational excellence and execution of its business strategies, Celanese delivers value to customers around the globe with innovations and best-in-class technologies. Based in Dallas, Texas, the company employs approximately 8,900 employees worldwide. For more information on Celanese Corporation, please visit the company’s website at www.celanese.com.
Forward-Looking Statements:
This release may contain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “outlook,” “forecast,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
Offer Restrictions
United Kingdom. Each debt tender offer has been issued by and is the sole responsibility of the respective issuer and is only for circulation to noteholders and other persons in the United Kingdom to whom it may lawfully be communicated in accordance with the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, any person satisfying this criteria being referred to as a “relevant person.” This communication may not be acted upon in the United Kingdom by anyone who is not a relevant person.

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Republic of Italy. Neither the debt tender offers nor any of the information contained herein constitutes an offer or an invitation to offer to sell or a promotional message of any form to any person (natural or legal) resident in the Republic of Italy to purchase, exchange or acquire the notes, within the meaning of articles 1, lett. (v), and 102. ff, of Legislative Decree February 24, 1998, n. 58. The debt tender offers are not being made and will not be made, directly or indirectly, in or into, whether by mail or by any means or other instrument (including, without limitation, telephonically or electronically) or any facility of a national securities exchange publicly or privately available in the Republic of Italy. An offer to sell should not be made pursuant to the debt tender offers by any such use, means, instrument or facility or from within the Republic of Italy. Doing so may render invalid any purported offer to sell. Accordingly, copies of this statement and any related documents should not be mailed or otherwise forwarded, distributed or sent in, into or from the Republic of Italy and persons receiving such documents must not forward, distribute or send them in, into or from the Republic of Italy. Therefore, noteholders are hereby notified that, to the extent such noteholders are Italian residents or are located in the Republic of Italy, the debt tender offers are not available to them and, as such, any acceptance instruction on whatever form received from such person shall be void. Any person who may have a legal or contractual obligation to forward this statement and any related offer documents in the Republic of Italy should read this statement before doing so. No prospectus will be lodged with, or registered by, the Commissione Nazionale per le Societa e la Borsa (CONSOB) in respect of the debt tender offers. Accordingly, neither this statement nor any other material relating to the debt tender offers may be distributed or made available in the Republic of Italy.
Belgium. The debt tender offers are exclusively conducted under applicable private placement exemptions and therefore they have not been, and will not be notified to, and any other offering material relating to the debt tender offers has not been, and will not be, approved by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire, Financière et des Assurances/Commissie voor het Bank-, Financie- en Assurantiewezen) pursuant to the Belgian laws and regulations applicable to the public offering of securities. Accordingly, the debt tender offers as well as any other materials relating to the debt tender offers may not be advertised, offered or distributed in any other way, directly or indirectly, to any other person located and/or resident in Belgium other than in circumstances which do not constitute an offer to the public in Belgium pursuant to the Belgian law of 22 April 2003 on the public offering of securities (loi relative aux offers publiques de titres/ /wet betreffende de openbare aanbieding van effecten) and the Belgian Royal Decree of 7 July 1999 on the public nature of financial transactions (Koninklijk Besluit over het openbaar karakter van financiele verrichtingen/ Arrête Royal relatif au caractère public des opérations financières).
France. The debt tender offers do not constitute a public tender offer for the purchase of Notes nor a public offering of financial instruments in France (“appel public à l’épargne”), as defined in article L. 411-1 of the French Code Monétaire et Financier. Only providers of investment services relating to portfolio management for the account of third parties and/or qualified investors (“investisseurs qualifies”) acting for their own account, all as defined in Articles L.411-1, L.411-2 and D.411.1 to D. 411-4 of the French Code Monetaire et Financier, are eligible to offer to sell notes.
As required by article 211-4 of the General Regulations of the Autorité des Marchés Financiers, such providers of investment services relating to portfolio management for the account of third parties and/or qualified investors are informed that: (i) this Memorandum has not been submitted and will not be submitted to the clearance procedures of the Autorité des Marches Financiers in France ; (ii) with respect only to qualified investors, they must participate in the debt tender offers on their own account, in the conditions set out in articles D. 411-1, D. 411-2, D.734-1, D. 744-1, D. 754-1 and D.764-1 of the French Code Monétaire et Financier.

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The offers to purchase and consent solicitation statements do not constitute and may not be used for or in connection with either an offer to any person to whom it is unlawful to make such an offer or a solicitation (“démarchage”) by anyone not authorised so to act in accordance with articles L. 341-3, L. 341-4 and L. 341-7 of the French Code Monétaire et Financier. Accordingly, the tender offers will not be proposed, under any circumstances, directly or indirectly, to the public in France.
SOURCE: Celanese Corporation.